UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Walt Disney Company
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Craig Hatkoff
Leah Solivan
Jessica Schell
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Between February 26, 2024 and March 28, 2024, representatives of Blackwells Onshore I LLC (together with Blackwells Capital LLC, “Blackwells”) exchanged numerous communications with representatives of The Walt Disney Company (the “Company”) related to Blackwells’ right and demand to inspect the Company’s books and records pursuant to Section 220 of the Delaware General Corporation Law. On April 1, 2024, Blackwells posted copies of the communications to its campaign website, www.TheFutureOfDisney.com. Copies of the communications and the updated website materials are attached hereto as Exhibit 1 and Exhibit 2, respectively.

2

Certain Information Concerning Participants

Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”). On February 6, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the Annual Meeting. ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE. The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and are, along with other relevant documents, publicly available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request. Requests for copies should be directed to Blackwells Onshore I LLC.

3

Exhibit 1

CRAVATH

Kevin J. Orsini
korsini@cravath.com
T+1-212-474-1596
New York

February 26, 2024

Blackwells Onshore I LLC 8 Del. C. § 220 Demand for Inspection of Books and Records

Dear Mr. Elbaum and Mr. Gadson:

We represent The Walt Disney Company ("Disney" or the "Company") and write in response to your client's letter dated February 16, 2024, to Jolene Negre, Associate General Counsel and Secretary, on behalf of Blackwells Onshore I LLC ("Blackwells" or "stockholder"), demanding to inspect certain Company documents under 8 Del. C. § 220 (the "Demand").

To obtain inspection of corporate books and records, a stockholder must first demonstrate that it has a proper purpose for making its demand. 8 Del. C. § 220(b). The stockholder "must do more than state, in a conclusory manner, a generally accepted proper purpose"; it must say "what it will do with the information, or an end to which that investigation may lead". *W. Coast Mgmt. & Cap., LLC v. Carrier Access Corp.*, 914 A.2d 636, 646 (Del. Ch. 2006).

Where, as here, a stockholder's stated purpose is to investigate alleged wrongdoing, the stockholder must show by a preponderance of the evidence that a credible basis exists upon which wrongdoing or mismanagement can be inferred. *Seinfeld v. Verizon Commc'ns, Inc.*, 909 A.2d 117, 123 (Del. 2006) (explaining that for a Section 220 demand, a stockholder must show "some evidence" to suggest "a credible basis from which the Court of Chancery can infer there is possible mismanagement that would warrant further investigation"). Delaware corporations are entitled "to deny requests for inspections that are based only upon suspicion or curiosity". *Id.* at 118. Demands cannot be justified simply by intoning allegations of mismanagement, wrongdoing or breaches of fiduciary duty; rather, to demonstrate a specific proper purpose and meet the credible basis standard, a stockholder must come forward with "documents, logic, testimony or otherwise" that suggest "there are legitimate issues of wrongdoing". *Sec. First Corp. v. U.S. Die Casting & Dev. Co.*, 687 A.2d 563, 568 (Del. 1997). This is "a burden the plaintiff seeking inspection must bear; it is not a formality". *Haque v. Tesla Motors, Inc.*, C.A. No. 12651-VCS, 2017 WL 448594, at *4 (Del. Ch. Feb. 2, 2017).

Requests for inspection must also be narrowly tailored to the stated purpose; books and records that are not necessary and essential to that purpose need not be produced. *Brehm v. Eisner*, 746 A.2d 244, 266 (Del. 2000) ("[P]laintiffs may seek relevant books and records of the corporation under Section 220 of the Delaware General Corporation Law, if they can ultimately bear the burden of showing a proper purpose and make specific and discrete identification, with rifled precision, of the documents sought."); *Espinoza v. Hewlett-Packard*

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CRAVATH, SWAINE & MOORE LLP

Even if the Demand articulated a proper purpose, your client still would not be entitled to inspect the documents requested because the requests are overbroad in time and scope. Under Section 220, the stockholder making the demand “bears the burden of proving that each category of books and records is essential to the accomplishment of the stockholder’s articulated purpose for the inspection”. Sec. First Corp. , 687 A.2d at 569. The Demand fails to articulate how “[a]ny and all board - of - directors - level documents or materials” that “describe, reflect or discuss the Information - Sharing Agreement in any way”,“[a]ny information that the Company has shared with ValueAct covered by” the agreement, “[a]ll public statements of the Company . . . that include within them statements by ValueAct” and “[a]ny Board - Level Materials that concern or discuss any [of those] public statements” (Demand at 1 - 2), are essential to accomplish the stated purposes. See Woods, Trustee of Avery L. Woods Trust v. 2 Co. , 32 A.3d 365, 371 (Del. 2011) (explaining that a demanding stockholder has the burden “to show that the specific books and records he seeks to inspect are ‘essential to [the] accomplishment of the stockholder’s articulated purpose for the inspection’” (quoting Thomas & Betts Corp. v. Leviton Mfg. Co. , 681 A.2d 1026, 1035 (Del. 1996))). As discussed further below, the Demand does not support inspection rights because it fails to satisfy any of these foregoing requirements. A. The Demand Fails To State a Proper Purpose That Would Merit Inspection Because It Lacks Evidence Supporting a Credible Basis To Infer Wrongdoing. Blackwells purportedly seeks to investigate: (i) the alleged withholding of “the Information - Sharing Agreement” between Disney and ValueAct Capital Management L.P. and (ii) alleged “breach[] [of] one or more duties to stockholders such as their duty of candor to stockholders with respect to the Information - Sharing Agreement and public statements that have resulted from it”. (Demand at 2.) But a demand brought for the purpose of investigating potential wrongdoing must contain evidence to establish “a credible basis from which the Court of Chancery [could] infer there is possible mismanagement that would warrant further investigation”. Seinfeld , 909 A.2d at 123. The Demand offers no evidence of a credible basis to infer wrongdoing. Nor is there any such basis. Blackwells takes issue with the Company “referring to and utilizing statements from ValueAct as part of its solicitation of stockholder proxies for the Annual Meeting”. (Demand at 2.) Without any further support, your client alleges that there is a “credible basis to conclude that the Board and senior management engaged in wrongdoing in connection with solicitation of proxies for the Annual Meeting” . (Demand at 3 . ) Your client’s conclusory assertions and broad speculation of wrongdoing are insufficient to support the requested “indiscriminate fishing expedition”. Lebanon Cnty. Emps.’ Ret. Fund v. AmerisourceBergen Corp. , C.A. No. 2019 - 0527 - JTL, 2020 WL 132752, at *8 (Del. Ch. Jan. 13, 2020) (“To protect the corporation from ‘indiscriminate fishing expeditions’ and from demands grounded in nothing more than curiosity, ‘[a] mere statement of a purpose to investigate possible general mismanagement, without more, will not entitle a shareholder to broad † 220 inspection relief’”) (quoting Seinfeld , 909 A.2d at 122)); Okla. Firefighters Pension & Ret. Sys. v. Amazon.com, Inc. , C.A. No. 2021 - 0484 - LWW, 2022 WL 1760618, at *1 (Del. Ch. June 1, 2022) (denying plaintiff’s demand because it “amount[ed] to a fishing expedition and lack[ed] the precision [Delaware] law requires”). Stated simply, this is nothing more than an impermissible fishing expedition. B. The Requested Documents Are Not Necessary and Essential to Any Stated Purposes.

3 Sahara Enters., Inc. , C.A. No. 2020 - 0153 - JTL, 2020 WL 4200131, at *16 (Del. Ch. July 22, 2020) (noting that a request for “all documents” concerning a topic “is more akin to discovery in plenary litigation than a Section 220 request”); see also Saito v. McKesson HBOC, Inc. , 806 A.2d 113, 114 (Del. 2002) (noting that Section 220 “does not open the door to the wide ranging discovery that would be available in support of litigation”); Brehm , 746 A.2d at 266 (stating that plaintiffs bear the burden to make requests that are “specific and discrete”). The scope of the Demand is thus not narrowly tailored to meet the stockholder’s articulated purpose or “circumscribed with rifled precision” as required under Delaware law. Sec. First Corp. , 687 A.2d at 569 - 70. * * * In sum, for all the reasons stated above, the Company has adequate grounds to reject the Demand. The Company does not concede the accuracy of the characterizations or factual allegations contained in the Demand, and nothing in this letter, shall be interpreted as an admission that your client’s Demand states a proper purpose for inspection or as a waiver or forfeiture of any argument, objection or contention by the Company concerning: (i) the sufficiency, propriety and/or scope of your client’s Demand or (ii) any of the underlying facts and events discussed therein. Regards, /s/ Kevin J. Orsini Kevin J. Orsini Lawrence S. Elbaum, Esq. C. Patrick Gadson, Esq. Vinson & Elkins LLP 1114 Avenue of the Americas 32nd Floor New York, NY 10036 BY EMAIL

From: Charlson, Michael Sent: Tuesday, March 12, 2024 8:56 AM To: korsini@cravath.com Cc: Elbaum, Lawrence < lelbaum@velaw.com >; Gadson, Patrick < pgadson@velaw.com > Subject: Blackwells Onshore I LLC - - Books & Records Demand to The Walt Disney Company Dear Kevin – I write in response to your letter to my colleagues Lawrence Elbaum and Patrick Gadson dated February 26, 2024, on behalf of The Walt Disney Company (“Disney”). By that letter, Disney rejected the demand pursuant to 8 Del. Code Α 220 from our client Blackwells Onshore I LLC (“Blackwells”) to inspect certain Disney records related to Disney’s relationship with ValueAct Capital Management L.P. and affiliates (“ValueAct”). Blackwells views every purported reason asserted in your letter for rejecting Blackwells’ Section 220 demand as lack meritless, including without limitation that Blackwells did not put forward a proper purpose for its demand and that Blackwells had supposedly offered “no credible basis” to conclude there might be wrongdoing (which would include disclosure shortcomings) associated with the ValueAct/Disney relationship. Last evening, Blackwells issued both a press release and a slide deck discussing what it has learned through its own work inquiring into ValueAct and its relationship with Disney. Copies are attached. We request that you and your client promptly review these materials and reconsider Disney’s response to Blackwells’ Section 220 demand, and do so without delay. Very truly yours, Michael Charlson

Exhibit 1 Blackwells Capital Reveals Failure by the Disney Board to Disclose in this Proxy Fight that ValueAct Has Earned Fees from Managing Disney Pension Funds since 2013 Urges Shareholders to Disregard ValueAct’s Endorsement of the Board Questions Whether the Board Violated ERISA laws as well as Disney’s Code of Ethics NEW YORK, NY, March 11, 2024 – Blackwells Capital LLC (together with its affiliates, “Blackwells” or “we”) today issued a letter and issued a presentation, which is available at www.TheFutureOfDisney.com, to fellow shareholders regarding the need for boardroom enhancement at The Walt Disney Company (NYSE: DIS). We invite all shareholders to learn more about our nominees and mission at www.TheFutureOfDisney.com. The full letter to shareholders follows: Dear Fellow Disney Shareholder: As you may know, on January 3 , 2024 , The Walt Disney Company (“Disney” or the “Company”) issued a press release announcing an “Information - Sharing Arrangement” between the Company and ValueAct Capital Management, L . P . (“ValueAct”) . The press release contained a glowing endorsement by ValueAct of Disney’s board of directors (the “Board”) and management of Disney . The Board has repeatedly trumpeted ValueAct’s endorsement in proxy materials mailed to millions of shareholders, press releases, letters to shareholders, one - off engagements with shareholders, and in a recent presentation delivered to proxy advisory firm, Institutional Shareholder Services (“ISS”) . 1 Blackwells diligence revealed that the Board failed to disclose in the press release that ValueAct or its affiliates have been managing over $ 350 million of Disney’s pension fund assets, and that ValueAct has been earning fees ranging from approximately $ 55 million to $ 95 million for the services provided to Disney’s pension fund since as early as 2013 . 2 ValueAct’s management of Disney’s pension funds is not disclosed anywhere in any of the referenced communications. Meanwhile, Disney’s entire shareholder franchise population has been led to believe that ValueAct provided its independent and unqualified support of the Board independently. We believe shareholders should consider the following: ● Can this Board believe that shareholders are able to evaluate the significance of ValueAct’s endorsement without a full understanding of the relationship? Ɣ Did the Board know about ValueAct’s management of Disney’s pension funds prior to authorizing the January 3 rd press release? o If yes, how could they hide this information from shareholders? o Did the Audit Committee of the Board review this matter in advance? 1 See , e.g. , soliciting materials filed on DEFA14 by Disney with the Securities Exchange Commission on March 11, 2024, February 14, 2024, February 12, 2024, February 5, 2024, February 1, 2024. See , Schedule C to Form 5500 of The Walt Disney Company Retirement Plan Master Trust for fiscal years 2013 through 2022. In each year beginning in 2013, ValueAct (and/or its affiliates) has been disclosed as an entity receiving compensation in connection with services to the plan on Schedule C of The Walt Disney Company Retirement Plan Master Trust’s Form 5500. 2

● How could the Board not know of this relationship when their own investor presentation dated March 11, 2024, mentions Trian’s identical role in managing Disney pension fund assets? ● Why didn’t ValueAct and its principal, Mason Morfit, insist on disclosing ValueAct’s management of Disney’s pension funds in the January 3 press release — when, as fiduciaries to these funds, they certainly knew about these facts? o Why didn’t Mr. Morfit mention these important facts in his presentation in support of the Board in front of hundreds of attendees at the Council of Institutional Investors conference last week? Ɣ Did the Board violate Disney’s Code of Ethics 3 and commitment to transparency 4 by failing to disclose ValueAct’s management of Disney’s pension funds after publicly accepting ValueAct’s endorsement? On numerous occasions, Blackwells has publicly demanded disclosure of Disney’s relationship with ValueAct, including the release of the Information - Sharing Agreement . On February 16 , 2024 , Blackwells submitted a formal demand under Delaware law that this information be made available to Blackwells . 5 The Board denied our demand, asserting that we had not explained sufficiently our reasons to believe the Company’s relationship with ValueAct might be important . 6 The Information - Sharing Agreement, the information shared under it, and details of the pre - existing, and current, Disney/ValueAct relationship is material information for shareholders. Blackwells’ diligence is proof positive that these disclosures must be made immediately. We urge fellow shareholders to join us in demanding that the Board immediately take all necessary steps to file updated proxy materials with full disclosure of the ValueAct arrangement — so that shareholders can have the information needed to cast votes that are fully informed. Blackwells has nominated three incredibly qualified nominees for election at Disney’s 2024 annual meeting of shareholders (the “Annual Meeting”): Craig Hatkoff, Jessica Schell and Leah Solivan. Our nominees add expertise in the needed areas of content, media, technology and best in class governance. For more information about our campaign, including our thoughts on improving governance such that Disney will limit future issues like the ValueAct one, please visit www.TheFutureOfDisney.com. Sincerely, Jason Aintabi Chief Investment Officer Blackwells Capital LLC To learn more about Blackwells’ three nominees Jessica Schell, Craig Hatkoff and Leah Solivan, fellow Disney shareholders are encouraged to visit www.TheFutureOfDisney.com. Blackwells campaign website includes materials for shareholders to evaluate and help make the most informed voting decisions possible. 3 See , The Walt Disney Company, Code of Business Conduct and Ethics For Directors at page 1 . “Directors must avoid conflicts of interest . … [for example] (iv) accepting, or having a member of a Director’s immediate family accept, a gift from persons or entities that deal with the Company, in cases where the gift is being made in order to influence the Directors’ actions as a member of the Board, or where acceptance of the gift could otherwise reasonably create the appearance of a conflict of interest . ” See , The Walt Disney Company Standards of Business Conduct at page 14. “Our policies are designed to…promote transparency — we don’t engage in any activity that would compromise our professional judgment or suggest favorable or preferential treatment.” See, Blackwells’ Demand to The Walt Disney Company under Section 220 of the Delaware General Corporation Law, dated February 16, 2024, available at https://thefutureofdisney.com/wp - content/uploads/2024/03/Blackwells - DIS - ValueAct - 220 - Demand.pdf. See , The Walt Disney Company’s Response Letter, dated February 26, 2024, available at https://thefutureofdisney.com/wp - content/uploads/2024/03/Blackwells - 220 - Demand - Response - Signed - 1.pdf. 4 5 6 2

Please vote your proxy today on the GREEN universal proxy card “FOR” each of the Blackwells nominees and the Blackwells proposal. If you have any questions about voting your proxy or need replacement proxy materials, contact: Morrow Sodali LLC +1 (800) 662 - 5200 (toll - free for shareholders) +1 (203) 658 - 9400 (call collect for banks, brokers, trustees and other nominees) Blackwells@morrowsodali.com About Blackwells Capital Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer . Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities . Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises . For more information, please visit www . blackwellscap . com . Contacts Media: Gagnier Communications Dan Gagnier & Riyaz Lalani 646 - 569 - 5897 blackwells@gagnierfc.com Shareholders: Morrow Sodali Michael Verrechia & William Dooley (800) 662 - 5200 blackwells@morrowsodali.com IMPORTANT ADDITIONAL INFORMATION Blackwells Onshore I LLC, Blackwells Capital LLC, Jason Aintabi, Craig Hatkoff, Jessica Schell and Leah Solivan (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of The Walt Disney Company (the “Company”) for the 2024 Annual Meeting of Shareholders . On February 6 , 2024 , the Participants filed with the U . S . Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GREEN Proxy Card in connection with their solicitation of proxies from the shareholders of the Company for the 2024 Annual Meeting of Shareholders . ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GREEN PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE . The definitive proxy statement and an accompanying GREEN proxy card will be furnished to some or all of the Company’s shareholders and is, along with other relevant documents, publicly available at no charge on the SEC’s website at http : //www . sec . gov/ . In addition, the Participants will provide copies of the definitive proxy statement without charge, when available, upon request . Requests for copies should be directed to Blackwells Onshore I LLC . 3

Exhibit 2 Blackwells Reveals ValueAct’s Management of Disney’s Pension Funds The Walt Disney Company (NYSE: DIS) MARCH 2024 THEFUTUREOFDISNEY.COM Shareholders Should Disregard ValueAct’s Endorsement of the Board

The views expressed in this presentation (the “Presentation”) represent the opinions of Blackwells Capital LLC and/or certain of its affiliates (“Blackwells”) and the investment funds it manages that hold shares in The Walt Disney Company (the “Company”, “Disney” or “DIS”) . The Presentation is for informational purposes only, and it does not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person who may receive the Presentation and should not be taken as advice on the merits of any investment decision . The views expressed in the Presentation represent the opinions of Blackwells and are based on publicly available information with respect to the Company and from other third - party reports . Blackwells recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagr ee with Blackwells’ conclusions . Blackwells reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law . The information contained herein is current only as of the date of this Presentation . Blackwells disclaims any obligation to update the information or opinions contained herein . Certain financial projections and statements made herein have been derived or obtained from filings made with the U . S . Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third - party reports . Neither Blackwells nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any SEC or other regulatory filing or third - party report . Select

The Disney Board continues to flaunt ValueAct's endorsement and Information-Sharing Arrangement entered into <u>during</u> a contentious 3-way proxy battle…

"Disney is the world's leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value"

Mason Morfit
Co-Chief Executive Officer and Chief Investment Officer

Disney Press Release, January 3, 2024

The Walt Disney Company and ValueAct Capital Enter Into Information-Sharing Arrangement To Facilitate Strategic Consultation During Company's Transformation

Investment Firm Will Support the Disney Board's Slate of Director Nominees at 2024 Annual Meeting

Disney Press Release, January 3, 2024


Disney has always been open to constructive shareholder engagement, as ValueAct can attest
Adobe
Microsoft
salesforce
Spotify

Disney Presentation to ISS, March 11, 2024

"Overall, our progress and building strategy have been recognized by investor ValueAct Capital, which supports the Board's recommended nominees. Disney is the world's leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward."

Mason Morfit
Co-Chief Executive Officer and Chief Investment Officer

Disney Letter to Shareholders, February 1, 2024

"Disney is the world's leading entertainment company. It has the best intellectual property, sports brand and parks & experiences assets in the industry. As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value."

Mason Morfit
Co-Chief Executive Officer and Chief Investment Officer

Disney's Website


hulu
ESPN
FOX

ValueAct Presentation, March 7, 2024

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…While failing to disclose that ValueAct (1) has managed hundreds of millions of dollars of Disney’s pension fund assets for over a decade (1) Includes funds managed by ValueAct’s affiliates. Source: Company filings on Form 5500, filed with the Department of Labor. The Form 5500 for fiscal year 2022 was signed by Pascale Thomas, Disney ’s Vice President of Employee Benefits and Well - being and Eugene Holmes, Disney’s Assistant General Counsel and Benefits Counsel. 1 4

Can shareholders evaluate the veracity and significance of ValueAct's endorsement without a full understanding of the relationship between ValueAct and Disney?

Market Value Of Disney's Pension's Investments Managed By ValueAct[1]



Blackwells suspects ValueAct continues to manage Disney pension fund assets in 2023 and 2024
54
151
155
165
250
364
352
448
355
2014
2015
2016
2017
2018
2019
2020
2021
2022

(1) Includes funds managed by ValueAct's affiliates. Source: Company filings on Form 5500, filed with the Department of Labor. Filings on Form 5500 have not yet been filed by Disney for 2023 and 2024

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Are Disney shareholders meant to believe that ValueAct's support is independent and unqualified?

Estimated Cumulative Fees(1)(2)


($ millions)
2
5
9
17
22
46
60
88
95
2014
2015
2016
2017
2018
2019
2020
2021
2022

1. **Did the Board raise ValueAct's endorsement to ISS without mentioning ValueAct's management of Disney's pension funds?**
2. **Did the Board know about ValueAct's management of funds prior to authorizing the January 3rd press release?**

(1) Includes fees potentially earned by ValueAct's affiliates. (2) Blackwells estimated the cumulative fees based on how asset management and performance-based fees are disclosed on ValueAct's Form ADV Part 2A, filed with the SEC as of March 29, 2023. This estimate assumes a management fee of 2% of the current value of the investment and a performance-based fee of 20% of net profits.

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Source: Company website; Company filings. Compensation Committee Charter of The Walt Disney Company Disney Hourly Savings and Investment Plan, Registration Statement on Form S - 8, dated 3/20/2019 Definitive Prox y Statement of The Walt Disney Company, dated 2/1/2024 The Walt Disney Company Form 10 - K, dated 11/21/2023 The Walt Disney Company Form 11 - K, dated 6/22/2023 The Compensation Committee, the Investment and Administrative Committee and Disney’s CFO approved and/or had oversight of the ValueAct investment 7

Source: Disney Standards of Business Cond uct; voteDisney.com; Definitive Proxy Statement filed by Disney on February 2, 2024. https://impact.d isney.com/app/uploads/Current/TWDC - Standards - of - Business - Conduct.pdf “Our policies are designed to… [p]romote transparency – we don’t engage in any activity that would compromise our professional judgment or suggest favorable or preferential treatment” - Disney Standards of Business Conduct 8 Is the Board violating Disney’s commitment to its shareholders? Are you involved in decisions regarding our Company and a financial institution? If you play a role in establishing or managing a relatio nship between our Company and any financial institution, you may not enter into any transaction with – or receive any benefit or opportunity from – the institution that isn’t generally available to other customers or clients .

Did the Board violate Disney's Code Of Business Conduct And Ethics, Standards Of Business Conduct, and the Employee Retirement Income Security Act of 1974 (ERISA)?

The Information Sharing Agreement demonstrates poor shareholder responsiveness, and clear governance failures

"We do what's right and take responsibility for our actions to protect…our shareholders."

*"We recognize that our continued success depends upon a commitment to conduct business with **honesty**, **integrity** and in compliance with the law…"*



1

Integrity: Our Standards

Why We Have Standards of Business Conduct

We do what's right and take responsibility for our actions to [...] consumers and our shareholders.

The connection we share with people around the world through the content, entertainment and experiences we offer is a privilege, one we must [...] We recognize that our continued success depends upon a commitment to conduct business with honesty, integrity and in compliance with the law everywhere we operate.

Our Standards of Business Conduct (or "Standards") are a reflection of that commitment and provide you with the information you need to do the right thing on the job and preserve the reputation we have earned as an ethical company.



The Walt Disney Company

CODE OF BUSINESS CONDUCT AND ETHICS FOR DIRECTORS

INTRODUCTORY STATEMENT

CONFLICTS OF INTEREST

*"Directors must avoid conflicts of interest. A conflict of interest occurs when an individual's private interest interferes in any was with the interests of the company… A conflict of interest may also arise when a Director…**receives improper personal benefits** as a result of his or her position in the Company…"*

"[T]he following are examples of conflicts of interest: …(iv) accepting…a gift from persons or entities that deal with the Company, in cases where the gift is being made in order to influence Directors' actions as a member of the Board, or where acceptance of the gift could otherwise reasonably create the appearance of a conflict of interest."

CONFLICT OF INTEREST FAQS (PART I- EXEMPTIONS)
U.S. Department of Labor Employee Benefits Security Administration October 27, 2016
New Exemptions and Amendments to Existing Exemptions Under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), **parties providing fiduciary investment advice to plan sponsors, plan participants, and IRA owners are not permitted to receive payments creating conflicts of interest** without complying with protective conditions in a prohibited transaction exemption ("PTE").

ERISA §406(b)– Fiduciary self dealing ERISA §406(b) focuses on benefits the fiduciaries themselves receive. It prohibits fiduciaries from three basic types of conduct:

1. (1) Dealing with the assets of the plan for his own interest or for his own account.
2. (2) Acting adverse to the plan in a transaction involving the plan
3. (3) Receiving consideration from a party dealing with the plan in a transaction involving plan assets.

Source: Disney Standards of Business Conduct; Disney Code Of Business Conduct And Ethics For Directors, as available on the Disney website.
Source: https://www.dol.gov/sites/dolgov/files/ebsa/about-ebsa/our-activities/resource-center/faqs/coi-rules-and-exemptions-part-1.pdf
Source: Https://www.napa-net.org/sites/napa-net.org/files/WP%20-%20Conflicts%20of%20Interest.pdf

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9

Source: Regulations 14a - 6(g); 14a - 2(b)(1)(ix); 14a - 101 of the Securities Exchange Act of 1934, as amended. Should shareholders consider the almost $100 million dollars paid by Disney to ValueAct as motivation for ValueAct to have endorsed the Disney Board in the midst of a 3 - way proxy battle? Should ValueAct be considered a “Participant” in this solicitation under SEC Rules? An exempt solicitation is… 10

ValueAct's silence on the topic is deafening

ValueAct's "Core Values"


Transparency & respect.
Our team culture promotes openness, shared learning and shared rewards. We succeed or fail together. We apply this same approach to working with our portfolio companies.
Relationships & trust.
We place great value on our relationships with current and former portfolio companies, as well as the institutional investor community. We always consider what is in the best interest of the company and all stakeholders.
Our core values shape who we are.


Council of Institutional Investors

Council of Institutional Investors LinkedIn Post, March 6, 2024

1. **Why didn't ValueAct and its principal, Mason Morfit, insist on disclosing ValueAct's management of Disney's pension funds in the January 3 press release—when, as fiduciaries to these funds, they certainly knew about these facts?**
2. **Why didn't Mr. Morfit mention these important facts in his presentation in support of the Board in front of hundreds of attendees at the Council of Institutional Investors conference this week or in ValueAct's presentation, filed with the SEC on March 7?**

Source: Value Act Website, "Core Values."; PX14A6G filed by ValueAct with the SEC on March 7, 2024.

BW BLACKWELLS CAPITAL 11

Neither ValueAct's 594-word disclaimer nor its 'commitment rationalization' slide mention that ValueAct has managed and earned fees[(1)] from Disney's pension fund assets since 2013


Why Did We Commit Our Votes for the Board and Leadership?
1 We have a thesis, informed by our Network and Toolkit
2 We have a positive collaboration – LOTS of learning and teaching – well underway
3 We have tangible evidence of progress
"As legacy technologies transition to digital platforms, we believe Disney can lead the media industry forward. We could not be more excited to partner with Bob and the Board to help create long-term sustainable shareholder value."
Mason Morfit, ValueAct Capital Co-CEO and CIO



Disclaimer

This document has been prepared by ValueAct Capital Management, L.P. ("ValueAct Capital"). ValueAct Capital provides investment advisory services to private investment funds, which have an economic interest in the securities discussed herein. This document is for informational purposes only and should not be construed as investment advice for any person or entity. This document should not be relied upon for making an investment decision, including any decision to buy or sell any securities discussed herein.

The views expressed herein reflect the views and subjective opinions of ValueAct Capital only through the date of the presentation and are subject to change at any time. Certain financial information and other data used in this document has been derived or obtained from sources that are considered reliable but are not guaranteed. ValueAct Capital reserves the right to change any of its opinions expressed in this document at any time as it deems appropriate and ValueAct Capital disclaims any obligation to correct, update or revise this document or to otherwise provide any additional materials to any recipient of this document. ValueAct Capital has not sought or obtained consent from any third party to use any of the statements or information that was obtained or derived from a third party, and the inclusion of such third-party statements or information should not be viewed as indicating the support of such third party. For the avoidance of doubt, this document has not been endorsed by The Walt Disney Company ("Disney"). ValueAct Capital recognizes that there may be information in the possession of Disney that could lead ValueAct Capital to change its opinions expressed in this document or could lead Disney or others to disagree with ValueAct Capital's opinions.

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that reflect ValueAct Capital's views with respect to, among other things, future events and financial performance, and actual results may vary materially from the results discussed in this document. Forward-looking statements can be identified by the use of forward-looking terminology, such as "may," "will," "should," "expect," "anticipate," "target," "project," "estimate," "intend," "continue" or "believe," or the negatives thereof or other variations thereon or comparable terminology. Forward-looking statements are subject to various risks and uncertainties and assumptions and there can be no assurance that any idea or assumption contained in this document is, or will be proven, correct. Due to various risks and uncertainties, actual events or results may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements should not be regarded as a representation by ValueAct Capital that the future plans, estimates or expectations contemplated will ever be achieved.

Under no circumstances is this document to be used or considered as an offer to sell or a solicitation of an offer to buy any security, including, without limitation, any interest in any fund managed by ValueAct Capital. Any offer to purchase an interest in a ValueAct Capital fund would only be made at the time a qualified offeree receives the Confidential Memorandum of such fund. The terms of any investment in the ValueAct Capital funds shall be governed by the constituent documents for the relevant fund, which expressly do not include this document. Any investment in the funds is speculative and involves substantial risk, including the risk of losing all or substantially all of such investment.

Through this document, ValueAct Capital is stating how it intends to vote at the next annual general meeting and the reasons therefor, and is not soliciting any proxy in connection with that meeting.

Source: PX14A6G filed by ValueAct on March 7, 2024, Slides 2, 19. (1) Includes fees potentially earned by ValueAct's affiliates.

BW BLACKWELLS CAPITAL 12

The ValueAct relationship is not mentioned in Disney’s disclaimer nor is it mentioned anywhere else in its investor presentation Disney does however expose that Trian was fired from managing Disney pension fund assets two years ago, suggesting the Disney’s Board must have been clearly aware of the ValueAct relationship 13

Blackwells' continued efforts to eliminate information asymmetry

January 22, 2024	February 6, 2024	February 16, 2024	February 26, 2024	March 11, 2024
Blackwells files Preliminary Proxy Statement for Disney's 2024 Annual Meeting	Blackwells files Definitive Proxy Statement for Disney's 2024 Annual Meeting and releases letter to fellow shareholders	Blackwells sent a demand letter to inspect records of Disney and ValueAct's relationship	Disney responded to Blackwells Books and Records Demand stating that there was no reason to inspect	Blackwells discloses potentially significant governance failures at Disney with respect to the ValueAct relationship
*"Demands Disney share information equally with all shareholders, not just **ValueAct**."* *"On a related note, we remain particularly disappointed that Disney has entered into an information sharing agreement with **ValueAct**."* *"We therefore also demand that Disney agree to make public all information that is shared with **ValueAct** under the so-called 'information sharing agreement'."*	*"Moreover, recent concerns surrounding an information sharing agreement between Disney and **ValueAct**, are proof positive that independent and new perspectives are necessary."* *"We intend to ensure for all shareholders that this arrangement is terminated or that shareholders are given the same access to information that **ValueAct** seems to enjoy."*	*Blackwells demanded to inspect Disney's records pursuant to its rights under Section 220 of the Delaware General Corporation Law to inspect the records related to the "certain Information-Sharing Agreement between the Company and **ValueAct Capital Management, L.P.** which agreement is the general subject of a Company press release dated on or about January 3, 2024"*	*Disney replied to Blackwells' books and records demand stating that in order to inspect the books relating to **ValueAct**, Blackwells would need to "show by a preponderance of the evidence that a credible basis exists upon which wrongdoing or mismanagement can be inferred" because the "stated purpose is to investigate alleged wrongdoing."*	*Blackwells diligence reveals that the Board failed to disclose that **ValueAct has been managing over $350 million of Disney's pension fund assets**, and that ValueAct has been earning fees ranging from approximately $55 million to $95 million for the services provided to Disney's pension fund since as early as 2013.*

BW BLACKWELLS CAPITAL 14

Disclose all fees that Disney paid to ValueAct in 2023 and 2024 YTD. The Disney Board should immediately: File updated proxy materials with complete and accurate disclosures. Publicize the Information - Sharing Agreement between Disney and ValueAct. Share all information that Disney has shared with ValueAct under the agreement. 15

1 From: Charlson, Michael Sent: Monday, March 18, 2024 5:46 PM To: korsini@cravath.com Subject: Disney - - Blackwells Section 220 Demand Kevin – As it has now been a week since I sent you the message renewing the Section 220 demand from Blackwells Onshore I to The Walt Disney Company, I thought I would check in with you. Should we be expecting a response to the inquiry or not? If the answer is that Disney does not intend to respond to our client, Blackwells is prepared to proceed to the next step. But it would seem in everyone’s interest to avoid that if we could. Michael

DocuSign Envelope ID: 88467EF2-26D7-436C-819E-1D5064F460F5

Vinson&Elkins

Michael L. Charlson mcharlson@velaw.com
Tel +1.415.979.6910 **Fax** +1.415.704.3264

March 20, 2024

By Email and Overnight Mail

The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521
Attn: Jolene Negre, Associate General Counsel and Secretary
Jolene.E.Negre@disney.com

Re: Demand to Inspect Records of The Walt Disney Company Pursuant to Section 220 of the Delaware General Corporation Law

To Whom it May Concern:

We represent Blackwells Onshore I LLC, a Delaware limited liability company ("**Blackwells**"), the record owner of 100 shares (such shares, the "**Blackwells Shares**") of common stock, $0.01 par value per share, of The Walt Disney Company, a Delaware corporation (the "**Company**"). Attached as **Exhibit 1** is a verification regarding Blackwells' record ownership of the Company's common stock. By this letter, Blackwells demands to inspect certain books and records under the control of the Company (the "**Demand**") pursuant to 8 *Del. C.* § 220 ("**Section 220**"). A power of attorney appointing the undersigned to act on Blackwells' behalf is attached as **Exhibit 2**.

The purposes for this Demand are to investigate and assess: (i) potential breaches of fiduciary duty and/or corporate wrongdoing, including potential violations of the federal securities laws, by members of the Company's board of directors (the "**Board**") and senior management with respect to the Company's dealings with and disclosures related to ValueAct Capital Management, L.P. and its affiliates (collectively, "**ValueAct**"); (ii) the independence and disinterestedness of the members of the Board in connection with its dealings with and disclosures related to ValueAct; (iii) the propriety of apparently differential provision of Company information to an individual stockholder; (iv) whether to bring a lawsuit related to any of the foregoing; (v) whether to seek an audience with the Board and/or senior management related to any of the foregoing; and (vi) whether to take other appropriate action, including raising with stockholders in connection with future stockholder elections or at other appropriate times the Board's and/or management's wrongdoing and/or breaches of fiduciary duties related to any of the foregoing.

In addition and without limiting this Demand or any prior demands under Section 220 in any way, we renew Blackwells' previous demand under Section 220 made on February 16, 2024, provide additional context, and include more specific and tailored requests.

Vinson & Elkins LLP Attorneys at Law
Austin Dallas Dubai Houston London Los Angeles
New York Richmond San Francisco Tokyo Washington

555 Mission Street, Suite 2000
San Francisco, CA 94105
Tel +1.415.979.6900 **Fax** +1.415.651.8786 velaw.com

DocuSign Envelope ID: 88467EF2-26D7-436C-819E-1D5064F460F5

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The Walt Disney Company
March 20, 2024
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Investigation of Potential Breaches of Fiduciary Duty and/or Corporate Wrongdoing

On January 3, 2024, the Company issued a press release (the "**Press Release**") announcing that the Company and ValueAct had "entered into a confidentiality agreement that enables the Company to provide information to and consult with ValueAct on strategic matters, including through meetings with the Disney Board and management."[1] The Press Release states that "ValueAct has confirmed it will support the Disney Board of Directors' recommended slate of nominees for election to the Board at the 2024 Annual Meeting" and that the Company welcomes ValueAct's "input as long-term shareholders."[2]

After issuing the Press Release, the Company repeatedly touted to stockholders ValueAct's endorsement of the Company's recommended slate of nominees for election to the Board at the 2024 Annual Meeting.[3] Nonetheless to date, Disney has provided minimal detail about the agreement with ValueAct discussed in the Press Release (the "**Information-Sharing Agreement**"). The Press Release failed to disclose anything about the antecedents to, or the history of negotiations leading to, the Information-Sharing Agreement, the information to be shared under the Information-Sharing Agreement, the Company's motivation for entering into the Information-Sharing Agreement, the duration of the Information-Sharing Agreement, and any monetary compensation or other consideration that ValueAct may receive in exchange for its alleged consultation services under the Information-Sharing Agreement. And to date, the Company has not remedied these omissions in subsequent disclosures, despite repeated requests from Blackwells that it do so.

There is a credible basis to believe that, in its dealings with ValueAct and its subsequent disclosures concerning the Information-Sharing Agreement and ValueAct's endorsement of the Company's slate of nominees for election to the Board at the 2024 Annual Meeting, the Company has engaged in corporate wrongdoing.

For example, ValueAct's providing an endorsement of the Board of Directors' recommended slate of nominees for election to the Board at the 2024 Annual Meeting at the same time the Company announced it was entering into the Information-Sharing Agreement with ValueAct raises a credible basis to infer potential wrongdoing. Had ValueAct's endorsement been based merely on ValueAct's own impartial assessment of the respective candidates' merits, it is difficult to perceive any reason ValueAct should have waited until entering into the Information-Sharing Agreement to issue its endorsement; certainly none is disclosed. The fact that these events are tied together—and the Company has failed to

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[1] Soliciting Materials filed on Form DEFA14A by The Walt Disney Co. on January 3, 2024.

[2] *Id.*

[3] *See, e.g.,* Soliciting Materials filed on Form DEFA14A by The Walt Disney Co. on February 1, 2024, February 5, 2024, and February 6.

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The Walt Disney Company
March 20, 2024
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provide any benign explanation for this coincidence—raises a logical and credible basis to infer that ValueAct's endorsement may be the product of some sort of corporate *quid pro quo* or other wrongdoing, with the Company acting to secure the endorsement with ulterior considerations before touting it as ostensibly impartial and independent.

This credible basis is only enhanced by the Company's more recent conduct related to ValueAct and the Information-Sharing Agreement, including its refusal to provide any meaningful disclosures concerning ValueAct, the antecedents to its endorsement, and the Information-Sharing Agreement. Absent wrongdoing, one would expect the Company to disclose details regarding the history of negotiations leading to the Information-Sharing Agreement, the information (or the nature of the information) that the parties expect to be shared under the Information-Sharing Agreement, the propriety of sharing presumptively nonpublic material information with a Company stockholder, and the safeguards the Company has undertaken to ensure against misuse of that information. More generally, one would have expected the Company to disclose information such as its motivation for entering into the Information-Sharing Agreement, the consultation services that the Company expects ValueAct to provide, the duration of the Information-Sharing Agreement, and any monetary compensation or other consideration ValueAct may receive in exchange for its alleged consultation services under the Information-Sharing Agreement. Given the Company's election to disclose the Information-Sharing Agreement's existence in the first place—a disclosure that suggests that agreement's materiality—the Company's failure to disclose any of these details raises a credible basis to suspect that the details reflect wrongful conduct that the Company and/or the Board wish to shield from disclosure.

In addition, ValueAct (together with its affiliates) managed, and may still manage, tens of millions of dollars' worth of the Company's pension fund assets—in fact, more than $350 million of pension assets as of December 31, 2022—for which the Company has been compensating ValueAct since at least 2013.[4] Based on ValueAct's fee structure, Blackwells estimates that these fees could total as much as $95 million in the aggregate.[5] This longstanding relationship, never disclosed by the Company in the Press Release or myriad public statements mentioning ValueAct thereafter, provides a credible and logical basis to infer that the Company may have used its relationship with ValueAct to wrongfully influence ValueAct's decision to endorse the Company's preferred slate of directors, or to hide features of the

[4] *See* Schedule C to Form 5500 of The Walt Disney Company Retirement Plan Master Trust for fiscal years 2013 through 2022. Beginning in 2013, ValueAct has been disclosed on Schedule C of The Walt Disney Company Retirement Plan Master Trust's Form 5500 as an entity receiving compensation in connection with services to the plan each year.

[5] Blackwells estimated the cumulative fees based on ValueAct's Form ADV Part 2A, filed with the SEC as of March 29, 2023. This estimate assumes a management fee of 2% of the current value of the investment and a performance-based fee of 20% of net profits, in line with the fee structure laid out in such Form ADV Part 2A. *See* ValueAct Cap. Mgmt., L.P., Form ADV Part 2A (Mar. 29, 2023).

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The Walt Disney Company
March 20, 2024
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ValueAct/Company relationship that are otherwise questionable or worse. After all, if ValueAct continues to profit from managing some of the Company's assets, successful solicitation of proxies favoring the incumbent Board would certainly render more probable a preservation of an arrangement beneficial to ValueAct. And if ValueAct's asset-management relationship with the Company was recently terminated, ValueAct may stand to gain a renewed profitable relationship as consultants by endorsing the incumbent Board and helping to convince stockholders to reelect them.

Indeed in disclosures after the Press Release, the Board tacitly acknowledged the materiality of a conflict of interests arising from the management of the Company's pension fund assets. Specifically, the Board urged that the Trian Group's opposition to the Company's slate of director nominees for the 2024 Annual Meeting was motivated not by an interest in advancing the Company's and its stockholders' best interests, but rather by "settling scores" because "Trian was terminated as an investment manager within Disney's pension plan in 2021…."[6] In other words, the Company's own disclosures recognize that pension fund management fees could create a conflict of interests that undermines a party's ability to impartially assess the *bona fides* of the Company's slate of Board nominees. If so, the full details of ValueAct's pension fund management fees and its current status (or not) as a manager of Disney pension assets are likewise relevant to stockholders and should be disclosed. The Company's failure to do so thus far in connection with the 2024 annual meeting was and is wrongful and raises a credible basis to infer the possibility of additional wrongdoing by the Board in procuring ValueAct's endorsement.

In addition, the Press Release referred to ValueAct as a "long-term shareholder[]" of the Company while more recent Schedule 14A disclosures by the Company stated that ValueAct had first become an investor in the Company only in "Summer 2023."[7] The Company's inconsistent representation of even this basic feature of its relationship with ValueAct reinforces that Blackwells has a credible basis to infer potential wrongdoing with respect to the Company's dealings with and disclosures concerning ValueAct.

Blackwells' Demand for Books and Records

Pursuant to Section 220, Blackwells demands the opportunity to inspect certain books and records of the Company. Under Section 220, a stockholder may inspect corporate books and records upon making a demand that meets the statute's form and manner requirements and is for a "proper purpose." Section 220 provides that "[a] proper purpose shall mean a purpose reasonably related to [the demanding stockholder]'s interest as a stockholder." At the top of this letter, Blackwells sets forth a proper purpose for this demand. Delaware law makes clear that the investigation of breaches of fiduciary duty and/or corporate wrongdoing constitute a proper purpose under Section 220. *See Amalgamated Bank v. Yahoo!*

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[6] Soliciting Materials filed on Form DEFA14A by The Walt Disney Co. on March 11, 2024, at 45.

[7] *Id.* at 47.

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The Walt Disney Company
March 20, 2024
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Inc., 132 A.3d 752, 777 (Del. Ch. 2016) (citing *Seinfeld v. Verizon Commc'ns, Inc.*, 909 A.2d 117, 121 (Del. 2006)); *Elow v. Express Scripts Holding Co.*, 2017 WL 2352151, at *5 (Del. Ch. May 31, 2017) ("A proper purpose…'shall mean a purpose reasonably related to [a] person's interest as a stockholder.'"); *Melzer v. CNET Networks, Inc.*, 934 A.2d 912, 917 (Del. Ch. 2007) ("There is no shortage of proper purposes under Delaware law, but perhaps the most common proper purpose is the desire to investigate potential corporate mismanagement, wrongdoing or waste.") (internal quotation marks and citations omitted). Delaware law requires only a showing of a "credible basis from which the Court of Chancery can infer" possible mismanagement when seeking books and records. *Yahoo!*, 132 A.3d at 777. "Section 220 entitles a stockholder to inspect all books and records that are necessary to accomplish that stockholder's proper purpose." *KT4 Partners LLC v. Palantir Techs. Inc.*, No. 281, 2018, 2019 WL 347934, at *2 (Del. Jan. 29, 2019).

Blackwells hereby makes this demand for books and records directed to the Company under oath and penalty of perjury of the laws of the United States and the State of Delaware. Except as otherwise indicated, Blackwells asks to inspect and to make copies or extracts from, to the extent they exist, the following records and documents of the Company for the period beginning January 1, 2023, and continuing until the date of production (the "Relevant Time Period"):

1. The Information-Sharing Agreement.

2. Without limitation to the Relevant Time Period, Board Materials[8] and Senior Management Materials[9] relating to or reflecting:

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[8] The term "Board Materials" means all documents, regardless of whether they are in hard copy or electronic form, that were prepared, provided, disseminated, or discussed in connection with, in anticipation of, or as a result of any meeting of the Board or any regular or specially created committee thereof (including, without limitation, all meeting minutes, agendas, transcripts, notes, summaries, presentations, Board packages, recordings, memoranda, charts, drafts of meeting minutes where final forms do not exist, exhibits distributed at meetings, or Board resolutions). This term also includes electronic communications—including, without limitation, email, text message, or other digital communications—sent to, received by, or copied to any member of the Board in connection with the subjects discussed in this letter.

[9] The term "Senior Management Materials" means all documents and communications, regardless of whether they were ever provided to any member of the Board, provided to, considered by, discussed by, created by, and/or sent to or by any named executive officer of the Company—including by email, text message, or other digital-communication method such as instant messaging platforms.

The Walt Disney Company March 20, 2024 Page 6 a. any and all antecedents of the Information - Sharing Agreement, including without limitation (i) any prior drafts of the Information - Sharing Agreement, and (ii) any term sheet or draft term sheet of the Information - Sharing Agreement ; b. the purpose(s) of the Information - Sharing Agreement; c. the reason(s) for or against entering into the Information - Sharing Agreement; d. the selection of ValueAct as the counterparty to the Information - Sharing Agreement (including the consideration of other potential counterparties) ; e. the timing of the Information - Sharing Agreement; f. the costs or expenses associated with entering into or performing the Company’s obligations under the Information - Sharing Agreement ; g. the information or any broad category thereof anticipated to be shared with ValueAct pursuant to the Information - Sharing Agreement ; h. the implementation and actions to be taken or refrained from pursuant to the Information - Sharing Agreement ; i. the decision to file the press release announcing the execution of the Information - Sharing Agreement with the SEC on Form DEFA 14 A ; j. the decision to announce ValueAct’s commitment to support the Board’s recommended director nominees at the 2024 Annual Meeting in the same press release announcing the execution of the Information - Sharing Agreement ; and k. the reason(s) for ValueAct’s commitment to support the Board’s recommended director nominees at the 2024 Annual Meeting . 3. Without limitation to the Relevant Time Period, Board Materials and Senior Management Materials relating to or reflecting past or present relationship or dealing(s) between the Company and ValueAct or its affiliates, including without limitation : a. the nature and purpose(s) of any such relationship or dealing(s); b. the timing, including commencement and any termination, of any such relationship or dealing(s) ;

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The Walt Disney Company
March 20, 2024
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c. the benefits received or costs or expenses incurred by the Company associated with any such relationship or dealing(s);

d. the reason(s) for commencing or terminating any such relationship or dealing(s); and

e. any consideration of any new relationship or dealing(s) with ValueAct that is not currently in effect.

4. Any and all communications between the Board and/or senior management on the one hand and ValueAct on the other hand.

5. All information shared with ValueAct under the Information-Sharing Agreement.

6. All Board Materials and Senior Management Materials relating to or reflecting consideration of the propriety of making information differentially available to an individual stockholder.

For purposes of the foregoing demand, Blackwells requests that the Company provides or otherwise makes available all such information up to the most recent practicable date. Blackwells demands that modifications, additions, or deletions to or from any and all information referred to in items (a) through (e) be immediately furnished as such modifications, additions, or deletions become available to the Company or its agents or representatives.

Blackwells is already a party to a confidentiality agreement with the Company dated February 9, 2024 (the "**NDA**"); and Blackwells confirms that the terms of that NDA will cover any documents or other materials produced to Blackwells pursuant to this Demand. To facilitate the Company's prompt response to the Demand, Blackwells consents to the redaction from responsive Board-Level Materials of content unrelated to the Information-Sharing Agreement or ValueAct.

Blackwells hereby requests that the materials and information identified above be made available as soon as possible. Section 220 requires the Company to respond to this Demand within five (5) business days of the Demand. If the Company fails to respond by the close of business on March 27, 2024, or if the Company rejects the Demand, Blackwells reserves the right to initiate legal action in the Court of Chancery of the State of Delaware to compel the Company's compliance.

If the Company contends that this Demand is incomplete or is otherwise deficient in any respect, please immediately notify me in writing, setting forth the facts supporting the Company's position and specifying any additional information the Company deems necessary from Blackwells. Absent such prompt notice, Blackwells will presume that the Company agrees that this Demand complies with the

The Walt Disney Company March 20, 2024 Page 8 DGCL’s requirements in all respects . In the event that the Company does not respond to this Demand or fails to permit inspection and copying of the demanded documents within five business days from receipt of this letter, we intend to seek appropriate relief to the fullest extent permitted under the law . Very truly yours, Michael L. Charlson cc (via email): Kevin Orsini, Esq.

[Omitted.]

[Omitted.]

Dear Joe: Thank you for your email of last Friday. Our client Blackwells Onshore I LLP (“Blackwells”) was pleased to see that, for the first time, the Board of Directors (the “Board”) of The Walt Disney Company (“Disney” or the “Company) decided to share some limited information concerning its relationship with ValueAct Capital Management, L.P. and affiliates (“ValueAct”). Despite the information in your email, the Board continues to conceal basic information the Blackwells has requested on behalf of all stockholders. As just one example, your email says nothing whatever about the compensation that Disney paid ValueAct over the past decade or what the Company is likely to pay ValueAct going forward. This refusal to provide basic disclosure about the ValueAct/Disney relationship suggests that the Board is concerned that disclosure of this information might reveal corporate wrongdoing or breaches of fiduciary duty by the Board, including of the duty of candor or loyalty. In response to your request, Blackwells would be pleased to withdraw its questions about the Disney/ValueAct relationship, publicly and without further ado, were the Board to stop obfuscating the issue and instead disclose the basic information about the Disney/ValueAct relationship that Blackwells has sought and continues to seek both by public request for it, and through proper demands under 8 Del. C. Α 220 — demands that Blackwells will continue to otherwise pursue. With respect to your email’s veiled threat to try to infringe upon Blackwells’ rights to free speech, Blackwells has made no statement that remotely approaches defamation. Rather, Blackwells has asked questions that flow logically from the fact of the Information - Sharing Agreement and the absence of disclosures from the Board about the agreement, particularly in the context where ValueAct announced its unqualified support for the Board simultaneously with the supposed commencement of the Information - Sharing Agreement, and where there has been a longstanding relationship between ValueAct and Disney or its pension funds. (In the latter respect, Blackwells feels compelled to note that ValueAct’s relationship with the pension funds, which you assert has nothing to do with the Board, appears to be of the very same sort that a Trian affiliate had with the pension funds, and that the Disney pension funds’ Investment Administration Committee (“IAC”) decided to terminate with Trian. Disney has touted in 14A materials that the Trian termination demonstrates that Trian’s director candidates are unqualified to serve and that Trian is pursuing its proxy contest to “settle scores.” Yet there remains no explanation from the Board concerning the end of ValueAct’s tenure as an asset manager, or any connection with the (undisclosed) consulting services that ValueAct may be performing or asked to perform (for undisclosed compensation) pursuant to the (undisclosed terms of) the Information - Sharing Agreement.) Finally, there is an underlying irony with your email that perhaps you and the Board might wish to reflect upon: your suggestion that Blackwells’s prior disclosures show a “lack of understanding of how [Disney’s pension fund manager selection] process works and unfairly casts Disney, its Board and ValueAct in a negative light assumes that Blackwells knowledge of the information that your email discloses for the first time. That assumption is, to borrow your phrase, “without factual foundation.” Since Blackwells’ engagement with the Company began, it has been supportive of the Board and management. Blackwells has identified some weaknesses, but has done so in the spirit of offering constructive ideas for improving Disney’s long - term trajectory. Chief among Blackwells’ critiques is that the Company and the Board discount the 1 From: Sent: To: Cc: Subject: Charlson, Michael Sunday, March 24, 2024 7:46 PM Joseph Marshall Elbaum, Lawrence RE: Blackwells Onshore I LLC - - Books & Records Demand to The Walt Disney Company

Dear Michael, We write in response to your March 12, 2024 email (the “Response Email”) on behalf of Blackwells Onshore LLC (“Blackwells”). We reference the letter we sent to you on behalf of The Walt Disney Company (“Disney” or the “Company”) on February 26, 2024 (the “Response Letter”), in response to Blackwells’ demand to inspect certain Company documents under 8 Del. C. Α 220 (the “Demand”). After considering the Response Email, we re - affirm the Company’s rejection of the Demand for all of the valid reasons set forth in the Response Letter. We also wish to notify you that Blackwells’ arguments concerning Disney’s relationship with ValueAct Capital Management, L.P. (“ValueAct”) in the press release you attached to the Response Email (the “Press Release”) are without merit. To begin, contrary to the suggestions in the Press Release, the Board did not appoint ValueAct as manager of certain pension fund assets. Instead, that decision was made by the Investment Administrative Committee (the “IAC”), which has an independent mandate, is made up of employees of Disney and its subsidiaries who are not members of the Board and which has the authority to designate and remove managers of pension fund assets. Notably, the pension fund asset management arrangement with ValueAct expired before the discussions related to the information sharing arrangements with ValueAct ever began. These basic facts belie the imagined narrative set forth in the Press Release. Moreover, even if ValueAct were still managing a portion of pension fund assets today — which it is not — Blackwells’ claim that Disney’s Board violated Disney’s Code of Business Conduct and Standards of Business Conduct would still be false. No facts support Blackwell’s false suggestion that that the Board retained ValueAct to manage pension fund assets in exchange for ValueAct’s support of the current Board. Indeed, as you note in your Press Release, ValueAct was 2 importance of transparency. Blackwells is hardly the only Company stakeholder to note this shortcoming. As it relates to the ValueAct/Disney relationship, Disney put the matter in play with its January 3 press release, which at once suggested that relationship’s materiality but offered stockholders no real information. Since that time, Blackwells, on behalf of Disney’s owners, has posed some basic questions about that relationship with a straightforward request for nothing more than some answers. Blackwells reserves all rights. Michael Michael L. Charlson Partner E mcharlson@velaw.com W +1.415.979.6910 555 Mission Street Suite 2000 San Francisco, CA 94105 Vcard | Bio | velaw.com From: Joseph Marshall < jmarshall@cravath.com > Sent: Friday, March 22, 2024 1:31 PM To: Charlson, Michael < mcharlson@velaw.com > Cc: Elbaum, Lawrence < lelbaum@velaw.com >; Gadson, Patrick < pgadson@velaw.com >; Kevin Orsini < Korsini@cravath.com >; Faiza Saeed < FSaeed@cravath.com >; George Schoen < GSchoen@cravath.com >; Daniel Cerqueira < dcerqueira@cravath.com > Subject: RE: Blackwells Onshore I LLC - - Books & Records Demand to The Walt Disney Company [EXTERNAL]

retained to manage certain pension fund assets in 2013 . It defies logic to suggest, as Blackwells has, that anyone associated with Disney engaged ValueAct more than a decade ago with the goal of receiving support in this proxy contest in 2024 . The IAC has independent fiduciary obligations and makes decisions based on the interests of the pension holders, not those of the Board or management. Blackwells’ accusation that the Board made this decision demonstrates their lack of understanding of how this process works. The fact that ValueAct’s arrangements began more than ten years ago and are no longer in effect directly contradicts the insinuation that their support was in exchange for any business opportunity with the Company. No violation of the Disney Code of Business Conduct or Standards of Business Conduct has occurred, and to imply such impugns the character and personal reputation of Disney, the Board and ValueAct without factual foundation. Accordingly, we ask Blackwells to publicly retract these statements and to refrain from making similar statements in the future. Disney reserves all rights, remedies and defenses. Thanks, Joe Joe Marshall Cravath, Swaine & Moore LLP 825 Eighth Avenue | New York, NY 10019 T + 1 (212) 474 - 1381 jmarshall@cravath.com From: "Charlson, Michael" < mcharlson@velaw.com > Date: March 12, 2024 at 8:58:15 AM PDT To: Kevin Orsini < Korsini@cravath.com > Cc: "Elbaum, Lawrence" < lelbaum@velaw.com >, "Gadson, Patrick" < pgadson@velaw.com > Subject: Blackwells Onshore I LLC - - Books & Records Demand to The Walt Disney Company Dear Kevin – I write in response to your letter to my colleagues Lawrence Elbaum and Patrick Gadson dated February 26, 2024, on behalf of The Walt Disney Company (“Disney”). By that letter, Disney rejected the demand pursuant to 8 Del. Code Α 220 from our client Blackwells Onshore I LLC (“Blackwells”) to inspect certain Disney records related to Disney’s relationship with ValueAct Capital Management L.P. and affiliates (“ValueAct”). Blackwells views every purported reason asserted in your letter for rejecting Blackwells’ Section 220 demand as lack meritless, including without limitation that Blackwells did not put forward a proper purpose for its demand and that Blackwells had supposedly offered “no credible basis” to conclude there might be wrongdoing (which would include disclosure shortcomings) associated with the ValueAct/Disney relationship. Last evening, Blackwells issued both a press release and a slide deck discussing what it has learned through its own work inquiring into ValueAct and its relationship with Disney. Copies are attached. We request that you and your client promptly review these materials and reconsider Disney’s response to Blackwells’ Section 220 demand, and do so without delay. Very truly yours, Michael Charlson 3

4 Michael L. Charlson Partner E mcharlson@velaw.com W +1.415.979.6910 555 Mission Street Suite 2000 San Francisco, CA 94105 Vcard | Bio | velaw.com CONFIDENTIALITY NOTICE: The information in this email may be confidential and/or privileged. This email is intended to be reviewed by only the individual or organization named above. If you are not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any review, dissemination or copying of this email and its attachments, if any, or the information contained herein is prohibited. If you have received this email in error, please immediately notify the sender by return email and delete this email from your system. Thank You. <Blackwells - Presentation (as - filed).pdf> This e - mail is confidential and may be privileged. Use or disclosure of it by anyone other than a designated addressee is unauthorized. If you are not an intended recipient, please delete this e - mail from the computer on which you received it.

CRAVATH

Kevin J. Orsini
korsini@cravath.com
T+1-212-474-1596
New York

March 27, 2024

Blackwells Onshore I LLC 8 Del. C. § 220 Demand for Inspection of Books and Records

Dear Mr. Charlson:

We represent The Walt Disney Company ("Disney" or the "Company") and write in response to your letter dated March 20, 2024, to Jolene Negre, Associate General Counsel and Secretary of Disney, on behalf of Blackwells Onshore I LLC ("Blackwells" or "Stockholder"), demanding to inspect certain Company documents under 8 *Del. C.* § 220 (the "March Demand"). Because you renew the demand you made by letter on February 16, 2024 (the "February Demand") in the March Demand, the Company incorporates by reference the letter we sent to you on February 26, 2024 (the "February Response") and our email (the "Response Email") sent on March 22, 2024 in response to your March 12, 2024, email requesting that the Company reconsider its position in the February Response. The March Demand, which is rife with misinformation, does not remedy the deficiencies of the February Demand. Accordingly, the March Demand does not support inspection rights because it fails to satisfy any of Section 220's requirements.

As you concede, to obtain inspection of corporate books and records, a stockholder must first demonstrate that it has a proper purpose for making its demand. 8 *Del.C.* § 220(b). The stockholder "must do more than state, in a conclusory manner, a generally accepted proper purpose"; it must say "what it will do with the information, or an end to which that investigation may lead". *W. Coast Mgmt. & Cap., LLC v. Carrier Access Corp.*, 914 A.2d 636, 646 (Del. Ch. 2006). A demand brought for the purpose of investigating potential wrongdoing must contain evidence to establish "a credible basis from which the Court of Chancery c[ould] infer there is possible mismanagement that would warrant further investigation". *Seinfeld v. Verizon Commc'ns, Inc.*, 909 A.2d 117, 123 (Del. 2006).

A. The March Demand Fails To State a Proper Purpose That Would Merit Inspection Because It Lacks Evidence Supporting a Credible Basis To Infer Wrongdoing.

Blackwells asserts in the March Demand that it seeks to: (i) investigate potential breaches of fiduciary duty or corporate wrongdoing related to the Company's "dealings with and disclosures related to ValueAct Capital Management, L.P. and its affiliates" ("ValueAct"); (ii) investigate the independence and disinterestedness of the Company's board of directors (the

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“Board”); (iii) investigate the propriety of the Company’s sharing of information; (iv) determine whether to bring a lawsuit; (v) determine whether to seek an audience with the Board or senior management; and (vi) determine whether to take other action. (March Demand at 1.) The March Demand then expands solely on the alleged breaches of fiduciary duty and corporate wrongdoing with a purported explanation of the relationship between the Company and ValueAct. However, you fail entirely to establish a credible basis to infer wrongdoing or mismanagement to support investigating any of these issues. Instead, you make only unsupported and speculative assertions that there must have been some improper conflict of interest and wrongdoing that led ValueAct to enter into the Information - Sharing Agreement and to publicly support the slate put forward by the Board for election at the Annual Meeting. This is nothing more than an improper fishing expedition. See Lebanon Cnty. Emps.’ Ret. Fund v. AmerisourceBergen Corp. , C.A. No. 2019 - 0527 - JTL, 2020 WL 132752, at *8 (Del. Ch. Jan. 13, 2020) (“To protect the corporation from ‘indiscriminate fishing expeditions’ and from demands grounded in nothing more than curiosity, ‘[a] mere statement of a purpose to investigate possible general mismanagement, without more, will not entitle a shareholder to broad † 220 inspection relief’”) (quoting Seinfeld , 909 A.2d at 122)); Okla. Firefighters Pension & Ret. Sys. v. Amazon.com, Inc. , C.A. No. 2021 - 0484 - LWW, 2022 WL 1760618, at *1 (Del. Ch. June 1, 2022) (denying plaintiff’s demand because it “amount[ed] to a fishing expedition and lack[ed] the precision [Delaware] law requires”). First , you assert that the press release issued by the Company on January 3, 2024, stating that it entered into an Information - Sharing Agreement with ValueAct (the “Press Release”) failed to disclose other information, such as the “history of negotiations”, the content of the information and the motivation for the agreement. (March Demand at 2.) Without any other evidence, you argue that the timing of the Press Release, which also stated that ValueAct would support the Board’s recommended nominees for election, provides a “credible basis” to believe the Company engaged in corporate wrongdoing. ( Id. ) Second , you argue that the credible basis is “enhanced” by recent conduct, including the Company’s “refusal to provide any meaningful disclosures” about the Information - Sharing Agreement. ( Id. at 3.) Again, you speculate that, “[a]bsent wrongdoing”, the Company would disclose details about the agreement and the information shared. ( Id. ) To be clear, the Company was not obligated to have made any of the disclosures you complain it failed to make. And you cite no such obligation. The alleged failure to disclose certain information that there is no obligation to disclose obviously cannot give rise to a credible basis from which a court could infer wrongdoing. Moreover, you ignore the fact that the Company did disclose the purpose of the Information - Sharing Agreement. The Company specifically explained in the Press Release that the Company and ValueAct entered into the agreement to “enable[] the company to provide information to the investment firm and consult with ValueAct on strategic matters, including through meetings with the Disney Board and management”. (Press Release (Jan. 3, 2024), available at https://thewaltdisneycompany.com/the - walt - disney - company - and - valueact - capital - enter - into - information - sharing - arrangement - to - facilitate - strategic - consultation - during - companys - transformation/.) Nothing in the March Demand supports your allegation that the agreement was “the product of some sort of corporate quid pro quo ”. (March Demand at 3). A stockholder should come forward with “documents, logic, testimony or otherwise” that suggest “there are legitimate issues of wrongdoing”. Sec. First Corp. v. U.S. Die Casting & Dev. Co. , 687 A.2d 563, 568 (Del. 1997). Logic and the evidence here point away from wrongdoing, not toward it. 2

3 Third , there is absolutely nothing other than speculation to support your allegation that there was some sort of quid pro quo between the Company and ValueAct that led to the Information - Sharing Agreement and ValueAct’s statements of support for the Board’s slate. Specifically, you claim that ValueAct “managed, and may still manage, tens of millions of dollars’ worth of the Company’s pension fund assets” and this “longstanding relationship” provides a further basis to “infer that the Company may have used its relationship with ValueAct” to influence its endorsement. (March Demand at 3.) You follow this allegation with a series of “ifs”, all of which — as we pointed out in our email on March 22, 2024 — are untrue. You assert that “if ValueAct continues to profit from managing” the assets, “if ValueAct’s asset - management relationship with the Company was recently terminated” and if there is a “conflict of interests”, then ValueAct’s endorsement is suspect. ( Id. at 4,) But the Board did not appoint ValueAct as manager of certain pension fund assets; that decision was made by the Investment Administrative Committee (the “IAC”) — which has an independent mandate, is made up of employees of Disney and its subsidiaries who are not members of the Board and has the authority to designate and remove managers of pension fund assets. Because the Board does not determine the managers of pension fund assets, ValueAct’s endorsement would not “preserv[e]” or “renew” any “arrangement beneficial” to them. ( Id. ) Moreover, as the Company has already informed you, the pension fund asset management arrangement with ValueAct began in 2013 . The fact that ValueAct’s arrangements began more than 10 years ago directly contradicts the insinuation that its support was in exchange for any business opportunity with the Company, particularly one you insinuate arose a decade later. One additional fact bears noting: your entire theory is that the Board has acted improperly by allegedly leveraging the Company’s relationship with ValueAct as a pension fund manager to obtain its endorsement of the Company’s slate. But as we already told you, the pension fund management agreement between the Company and ValueAct expired in July 2023, months before the Information - Sharing Agreement was signed and months before ValueAct stated its support for the Board’s slate. This fact fatally undermines your alleged theory of misconduct and conflict of interest. Fourth , you argue that the Company misrepresented that ValueAct is a “long - term shareholder[]” of the Company. ( Id. ) But you take the statement out of context in an attempt to bolster your deficient evidence. The full quote from the Press Release is, “ValueAct Capital has a track record of collaboration and cooperation with the companies it invests in, and its Co - CEO Mason Morfit has been very constructive in the conversations we’ve had over the past year. We welcome their input as long - term shareholders,” said Robert A. Iger, Disney’s Chief Executive Officer. (Press Release (Jan. 3, 2024).) Your attempt to spin a statement about the expected long - term constructive engagement between ValueAct and the Company into an “inconsistent representation” because ValueAct’s investment as a stockholder began in 2023 is not evidence of a credible basis of wrongdoing. (March Demand at 4.) In sum, while you assert that a stockholder need “only” show a credible basis to infer mismanagement or wrongdoing ( id. at 5), the requirement is not a mere formality. A stockholder must make the showing by a preponderance of the evidence. Seinfeld , 909 A.2d at 123. You fail to do so, and the Company is entitled “to deny requests for inspections that are based only upon suspicion or curiosity”. Id. at 118.

Even if the March Demand articulated a proper purpose, your client still would not be entitled to inspect the documents requested because the requests in the March Demand are still overbroad in time and scope. Under Section 220, the stockholder making the demand “bears the burden of proving that each category of books and records is essential to the accomplishment of the stockholder’s articulated purpose for the inspection”. Sec. First Corp. , 687 A.2d at 569; Espinoza v. Hewlett - Packard Co. , 32 A.3d 365, 371 (Del. 2011) (explaining that a demanding stockholder has the burden “to show that the specific books and records he seeks to inspect are ‘essential to [the] accomplishment of the stockholder’s articulated purpose for the inspection’” (quoting Thomas & Betts Corp. v. Leviton Mfg. Co. , 681 A.2d 1026, 1035 (Del. 1996))). The March Demand seeks for the Company to produce certain documents from January 1, 2023 to the present (the “Relevant Time Period”): the Information - Sharing Agreement, “[a]ny and all” communications between the Board/senior management and ValueAct, “[a]ll information” shared with ValueAct under the Information - Sharing Agreement and “[a]ll Board Materials and Senior Management Materials” (both of which include at least “all documents” provided to and discussed by the Board and executive officers) about “the propriety of making information differentially available”. (March Demand at 5 - 7.) Despite defining a “Relevant Time Period”, you seek the following “[w]ithout limitation” to any time period: “Board Materials and Senior Management Materials relating to or reflecting” 11 categories of information related to the Information - Sharing Agreement and ValueAct’s endorsement and the same “relating to or reflecting” any relationship between ValueAct and the Company. ( Id. ) Especially in light of the misstatements in the March Demand, you fail to demonstrate how these documents are essential to accomplish your stated purpose. The requested documents are not “circumscribed with rifled precision” as required under Delaware law. Sec. First Corp. , 687 A.2d at 570; see also Woods, Trustee of Avery L. Woods Trust v. Sahara Enters., Inc. , C.A. No. 2020 - 0153 - JTL, 2020 WL 4200131, at *16 (Del. Ch. July 22, 2020) (noting that a request for “all documents” concerning a topic “is more akin to discovery in plenary litigation than a Section 220 request”); Saito v. McKesson HBOC, Inc. , 806 A.2d 113, 114 (Del. 2002) (noting that Section 220 “does not open the door to the wide ranging discovery that would be available in support of litigation”). * * * In sum, for all the reasons stated above and in the February Response, the Company has adequate grounds to reject the March Demand. The Company does not concede the accuracy of the characterizations or factual allegations contained in the March Demand, and nothing in this letter shall be interpreted as an admission that the March or February Demand states a proper purpose for inspection or as a waiver or forfeiture of any argument, objection or contention by the Company concerning: (i) the sufficiency, propriety and/or scope of the February or March Demand or (ii) any of the underlying facts and events discussed therein. Nonetheless, in an effort to finally put to rest your false narrative concerning ValueAct, we are willing to meet and confer about a targeted production confirming that the agreement whereby ValueAct served as a pension fund manager — selected not by the Board, but instead by the IAC nearly a decade ago — expired months before any discussions about the Information - Sharing Agreement or this proxy contest. Any such document or documents will 4 B. The Requested Documents Are Not Necessary and Essential to Any Stated Purposes.

5 only be produced following the execution of a mutually agreeable confidentiality agreement. Please let us know your availability to meet and confer later this week. Regards, /s/ Kevin J. Orsini Kevin J. Orsini Michael L. Charlson, Esq. Vinson & Elkins LLP 555 Mission Street Suite 2000 San Francisco, CA 94105 BY EMAIL

From: Charlson, Michael
Sent: Thursday, March 28, 2024 11:08 AM
To: korsini@cravath.com
Subject: Blackwells Onshore I LLC -- Section 220 Demand for Inspection to The Walt Disney Company

Dear Kevin:

On behalf of our client Blackwells Onshore I LLC ("Blackwells") and in connection Blackwells' demand dated March 20, 2024 (the "Demand") to inspect certain documents of The Walt Disney Company ("Disney") pursuant to 8 Del. C. § 220, I write to acknowledge receipt of your letter dated March 27, 2024 rejecting the Demand (the "Response"). Perhaps needless to say, Blackwells disagrees with virtually every characterization and material assertion in the Response, and Blackwells reserves all rights.

At the end of the Response, you suggest that you would be amenable to a meet-and-confer concerning a "targeted production" focused solely on the expiration of ValueAct's agreement to serve as a manager of certain Disney pension fund assets. While Blackwells is normally pleased to engage in discussions that hold the possibility of limiting or avoiding conflict, the preconditions you place on the discussions, particularly as to the scope of the Demand, suggest no such possibility and are unacceptable. You certainly know that the Demand is about more than the expiration of an asset-management agreement with ValueAct. As the meet-and-confer "offer" is illusory, Blackwells declines your invitation as presented.

Michael

Michael L. Charlson
Partner
Vinson&Elkins
E mcharlson@velaw.com
W +1.415.979.6910
555 Mission Street
Suite 2000
San Francisco, CA 94105
Vcard | **Bio** | **velaw.com**

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